Exhibit 99.1

Contact:	Matthew Skelly
Vice President
Investor Relations
1845 Walnut Street
Philadelphia, PA 19103
(877) 950-7473
(215) 561-5692 (facsimile)

ATLAS PIPELINE PARTNERS, L.P. TO BE ACQUIRED BY TARGA RESOURCES PARTNERS L.P. IN A TRANSACTION VALUED AT $7.7 BILLION

Philadelphia, PA, October 13, 2014 – Atlas Pipeline Partners, L.P. (NYSE: APL) (“APL”, “Atlas Pipeline”, or the “Partnership”) announced today that the Partnership has entered into a definitive agreement to be acquired by Targa Resources Partners L.P. (NYSE: NGLS) in a transaction valuing Atlas Pipeline at $7.7 billion, including debt and general partner interests. Atlas Pipeline shareholders will receive consideration valued at $38.66 per unit in total, a 15% premium to Atlas Pipeline’s closing unit price on October 10, 2014. Atlas Pipeline limited partner unitholders will receive a fixed ratio of 0.5846 units of Targa Resources Partners L.P. (NYSE: NGLS) and $1.26 in cash for each outstanding Atlas Pipeline common unit. To increase cash flow at NGLS, its’ general partner has agreed to reduce (“give-back”) substantial cash flow of their incentive distribution rights over the next four years.

“This transaction with Targa is enormously beneficial for all of the Atlas companies and our stakeholders”, stated Edward E. Cohen, Chief Executive Officer of Atlas Energy and Chairman of Atlas Pipeline. “We are confident that our assets will create an even stronger combined entity with Targa.”

Closing of the transaction is subject to customary closing conditions, including approval by the unitholders of Atlas Pipeline and Atlas Energy, as well as shareholders of Targa Resources Corp. (NYSE: TRGP; “TRC”) The transaction is also a prerequisite for TRC’s completion of the following transaction:

•	Targa Resources Corp. has executed a definitive agreement to acquire Atlas Energy, L.P. (NYSE: ATLS), after the completion of a spin-off of non-related APL assets, for approximately $1.9 billion. Prior to TRC’s acquisition, ATLS will distribute all of its assets not associated with APL. ATLS unitholders will receive consideration of 10.35 million TRGP shares issued to ATLS unitholders as well as $610 million of cash, and a pro rata share in 100% of ATLS’ distributed non- midstream assets.

Eugene Dubay, CEO of Atlas Pipeline Partners, added, “APL unit holders will greatly benefit from the proposed transactions between Atlas and Targa. When you look at the combined entity of the Atlas-Targa midstream franchises, you see not only a complementary footprint across the mid-continent with a tremendous position in the Permian Basin, but strategic access and exposure to many of the top plays in the country with high levels of activity from the Bakken to the Gulf. Additionally, you have the ability to send products to Targa’s world-class logistics and marketing facilities for further cash flow generation. With improved size and scale, the pro-forma business will be able to fund a combined multi-year, multi-billion dollar backlog of high returning organic projects utilizing a significantly lower cost of capital. We are excited to move forward with Targa to create a leader in this industry.”

Citigroup Global Markets, Inc. is acting as financial advisor and Stifel, Nicolaus & Company, Inc. is acting as financial advisor to the Special Conflicts Committee. Wachtell, Lipton, Rosen & Katz is acting as legal counsel to Atlas Pipeline. Covington and Burling LLP is acting as legal advisor to the Special Conflicts Committee.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In Oklahoma, southern Kansas, Texas, and Tennessee, APL owns and operates 17 gas processing plants, 18 gas treating facilities, as well as approximately 11,200 miles of active intrastate gas gathering pipeline. For more information, contact IR@atlaspipeline.com.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 28% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 6% limited partner interest. For more information, contact Investor Relations at InvestorRelations@atlasenergy.com.

Targa Resources Corp. (NYSE: TRGP) is a publicly traded Delaware corporation that owns a 2% general partner interest (which TRC holds through its 100% ownership interest in the general partner of TRP), all of the outstanding incentive distribution rights and a portion of the outstanding limited partner interests in Targa Resources Partners LP.

Targa Resources Partners (NYSE: NGLS) is a publicly traded Delaware limited partnership formed in October 2006 by its parent, TRC, to own, operate, acquire and develop a diversified portfolio of complementary midstream energy assets. TRP is a leading provider of midstream natural gas, NGL, terminalling and crude oil gathering services in the United States. TRP is engaged in the business of gathering, compressing, treating, processing and selling natural gas; storing, fractionating, treating, transporting and selling NGLs and NGL products; gathering, storing and terminalling crude oil; and storing, terminalling and selling refined petroleum products.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Readers are cautioned that any forward-looking information is not a guarantee of future performance. Risks and uncertainties related to the proposed transaction include, among others: the risk that ATLS’s or APL’s unitholders or TRGP’s stockholders do not approve the mergers; the risk that the merger agreement is terminated as a result of a competing proposal, the risk that regulatory approvals required for the mergers are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the mergers are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the mergers; uncertainties as to the timing of the mergers; competitive responses to the proposed merger; costs and difficulties related to the integration of ATLS’s and APL’s businesses and operations with TRGP’s and NGLS’s business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by the mergers; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; unexpected costs, charges or expenses resulting from the mergers; litigation relating to the merger; the outcome of potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’, ARP’s and APL’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and we assumes no obligation to update such statements, except as may be required by applicable law.

Where to Obtain Additional Information

In connection with the proposed transaction, Targa Resources Corp. (“TRGP”) will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Atlas Energy, L.P. (“ATLS”) and TRGP and a prospectus of TRGP (the “TRGP joint proxy statement/prospectus”). In connection with the proposed transaction, TRGP plans to mail the definitive TRGP joint proxy statement/prospectus to its shareholders, and ATLS plans to mail the definitive TRGP joint proxy statement/prospectus to its unitholders.

Also in connection with the proposed transaction, Targa Resources Partners LP (“NGLS”) will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Atlas Pipeline Partners, L.P. (“APL”) and a prospectus of NGLS (the “NGLS proxy statement/prospectus”). In connection with the proposed transaction, APL plans to mail the definitive NGLS proxy statement/prospectus to its unitholders.

INVESTORS, SHAREHOLDERS AND UNITHOLDERS ARE URGED TO READ THE TRGP JOINT PROXY STATEMENT/PROSPECTUS, THE NGLS PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TRGP, NGLS, ATLS AND APL, AS WELL AS THE PROPOSED TRANSACTION AND RELATED MATTERS.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

A free copy of the TRGP Joint Proxy Statement/Prospectus, the NGLS Proxy Statement/Prospectus and other filings containing information about TRGP, NGLS, ATLS and APL may be obtained at the SEC’s Internet site at www.sec.gov. In addition, the documents filed with the SEC by TRGP and NGLS may be obtained free of charge by directing such request to: Targa Resources, Attention: Investor Relations, 1000 Louisiana, Suite 4300, Houston, Texas 77002, calling (713) 584-1000 or emailing jkneale@targaresources.com. These documents may also be obtained for free from TRGP’s and NGLS’s investor relations website at www.targaresources.com. The documents filed with the SEC by ATLS may be obtained free of charge by directing such request to: Atlas Energy, L.P., Attn: Investor Relations, 1845 Walnut Street, Philadelphia, Pennsylvania 19103 or emailing InvestorRelations@atlasenergy.com. These documents may also be obtained for free from ATLS’s investor relations website at www.atlasenergy.com. The documents filed with the SEC by APL may be obtained free of charge by directing such request to: Atlas Pipeline Partners, L.P., Attn: Investor Relations, 1845 Walnut Street, Philadelphia, Pennsylvania 19103 or emailing IR@atlaspipeline.com. These documents may also be obtained for free from APL’s investor relations website at www.atlaspipeline.com.

Participants in Solicitation Relating to the Merger

TRGP, NGLS, ATLS and APL and their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from TRGP, ATLS or APL shareholders or unitholders, as applicable, in respect of the proposed transaction that will be described in the TRGP joint proxy statement/prospectus and NGLS proxy statement/prospectus. Information regarding TRGP’s directors and executive officers is contained in TRGP’s definitive proxy statement dated April 7, 2014, which has been filed with the SEC. Information regarding directors and executive officers of NGLS’s general partner is contained in NGLS’s Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the SEC. Information regarding directors and executive officers of ATLS’s general partner is contained in ATLS’s definitive proxy statement dated March 21, 2014, which has been filed with the SEC. Information regarding directors and executive officers of APL’s general partner is contained in APL’s Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the SEC.

A more complete description will be available in the registration statement and the proxy statement/prospectus.

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